                                                                EXHIBIT 4.2(a)
                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is made and entered into as of June 7, 1999 by and between Inprise Corporation, a Delaware corporation (the "Company") and Microsoft Corporation, a Washington corporation ("Microsoft").

                                   RECITALS

     A. Microsoft has agreed to purchase from the Company, and the Company has agreed to sell to Microsoft, an aggregate of six hundred twenty-five (625) shares of the Company's Series C Convertible Preferred Stock, par value $0.01 (the "Series C Shares"), on the terms and conditions set forth in the Certificate of Designation (the "Certificate") attached as Exhibit A to that
                                                           ---------
certain Preferred Stock Purchase Agreement, dated June 7, 1999, by and between the Company and Microsoft (the "Preferred Stock Purchase Agreement").

     B. The Preferred Stock Purchase Agreement provides that Microsoft shall be granted certain additional rights, all as more fully set forth herein.

     C. Terms beginning with an initial capital which are not otherwise defined herein shall have the same meaning as set forth in the Preferred Stock Purchase or the Certificate, as appropriate.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Definitions. For purposes of this Section 1:
               -----------

               (a)  Registration. The terms "register," "registered," and
                    ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended ("Securities Act"), and the declaration or ordering of effectiveness of such registration statement by the U.S. Securities and Exchange Commission (the "SEC").

               (b)  Registrable Securities. The term "Registrable Securities"
                    ----------------------
means: (1) to the extent permitted by applicable SEC rules, the Series C Shares;
(2) all the shares of common stock of the Company, par value $0.01 per share ("Common Stock") issued or issuable upon the conversion of any Series C Shares; and (3) all shares of Common Stock of the Company issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for, in replacement of or in connection with a share split of, all such shares described in clauses (1) and (2) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

          1.2  Form S-3 Registration. At any time after the second anniversary
               ---------------------
of the Series C Original Issue Date, Microsoft may make a written request that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by Microsoft, in which case the Company will, as soon as reasonably practicable, effect such registration on Form S-3 as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Microsoft's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 1.2:

                    (i) if Form S-3 is not available for such offering by Microsoft;

                    (ii) if the aggregate value of the Registrable Securities proposed to be sold by Microsoft in such offering is not at least $10,000,000;

                    (iii) if the Company shall furnish to Microsoft a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of Microsoft under this Section 1.2;

                    (iv) if the Company has already effected three (3) registrations for Microsoft pursuant to this Section 1.2; or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     Each Form S-3 registration must be commenced in time to be declared effective within the 15-day period following the date the Company would reasonably be expected to file its Annual Report on Form 10-K or any Quarterly Report on Form 10-Q with the SEC.

          1.3  Obligations of the Company.
               --------------------------

               (a)  Expenses. All expenses incurred in connection with all
                    --------
registrations pursuant to Section 1.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions and fees and disbursements of counsel for Microsoft), shall be borne by Microsoft.

               (b)  Registration. Whenever required to effect the registration
                    ------------
of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and, upon the request of Microsoft, keep such registration statement effective for up to ninety (90) days plus any additional periods represented by any "Black-Out Period" (as defined in the last paragraph of Subsection 1.3() below).

                    (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as the Company may determine to be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (iii) Furnish to Microsoft such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it and included in such registration.

                    (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Microsoft, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (v) Notify Microsoft at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading, and, at the request of Microsoft, the Company will promptly prepare and provide to it a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Microsoft's Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading.

                    (vi) Microsoft agrees that if the Company has delivered preliminary or final prospectuses to Microsoft and after having done so (a) the Company determines that the prospectus needs to be amended or supplemented to comply with the requirements of the Securities Act, (b) a stop order suspending the effectiveness of the registration statement is issued by the SEC or (c) the Company shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then the Company shall promptly notify Microsoft and Microsoft shall immediately cease making offers and sales of Registrable Securities and return all remaining prospectuses to the Company. Following such amendment or supplement, the lifting of any stop order or the completion or termination of any material transaction, the Company shall promptly provide Microsoft with revised prospectuses and, following receipt of the revised prospectuses, Microsoft shall be free to resume making offers of the Registrable Securities, or any portion thereof. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as "Black-Out Period."

          1.4  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Section 1.2 that Microsoft shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and such other information as the Company may reasonably request to timely effect the registration of its Registrable Securities.

          1.5  Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under Section 1.2:

               (a)  By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless Microsoft, the officers and directors of Microsoft, any underwriter (as defined in the Securities Act) for Microsoft and each person, if any, who controls Microsoft or its underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse Microsoft, its officers or directors, underwriter or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.5() shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of Microsoft, its officers, directors, underwriter or controlling persons or by Microsoft's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished Microsoft or its underwriters with copies of the same.

               (b)  By Microsoft. To the extent permitted by law, Microsoft will
                    ------------
indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any underwriter and each person, if any, who controls such underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, underwriter, or controlling person of the Company may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Microsoft expressly for use in connection with such registration; and Microsoft will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5() shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Microsoft, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Microsoft under this subsection 1.5() in respect of any Violation shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by Microsoft in the registered offering out of which such Violation arises.

               (c)  Notice. Promptly after receipt by an indemnified party
                    ------
under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

               (d)  Contribution. If the indemnification provided in this
                    ------------
Section 1.5 is unavailable or insufficient to hold harmless an indemnified party under subsection 1.5() or (), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the indemnifying party bear to the total net proceeds received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or information supplied by the indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph () shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. Notwithstanding the provisions of this section, Microsoft shall not be required to contribute any amount in excess of the amount of the total net proceeds (net of underwriters' and brokers' discounts and commissions) received by Microsoft from the sale of the securities pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e)  Survival. The obligations of the Company and Microsoft
                    --------
under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          1.6  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as Microsoft owns any Registrable Securities, to furnish to Microsoft forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as Microsoft may reasonably request in availing itself of any rule or regulation of the Commission allowing Microsoft to sell any such securities without registration.

          1.7  Termination of the Company's Obligations. The Company shall have
               ----------------------------------------
no obligations pursuant to Section 1.2 with respect to any Registrable Securities proposed to be sold by Microsoft in a registration pursuant to
Section 1.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Microsoft may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     2.   Transfer Restrictions.
          ---------------------

     Subject to the restrictions and limitations on transfer set forth herein, Microsoft may transfer its shares in the Company only after the second anniversary of the Series C Original Issue Date and only: (i) to a subsidiary in which Microsoft owns shares representing at least 80% of the total voting power,
(ii) pursuant to Rule 144, (iii) in bona fide public offerings registered under the Securities Act of 1933, (iv) in a private transaction exempt from registration under the Securities Act, or (v) in response to an offer to purchase not opposed by the Company's Board of Directors and which would result in the offerer's acquiring shares representing more than 50% of the total voting power of the Company's outstanding shares or an offer opposed by the Company's Board of Directors which has been accepted by the holders of more than 50% of the voting power of the Company. Any transfer in a permitted public offering or private transaction must be for shares equal to no more than 3% of the Company's outstanding shares during any 90 day period and shall be made so as not to result, to Microsoft's knowledge after due inquiry, in any person or group having, as a result of the transfer, beneficial ownership of shares representing more than 5% of the total voting power of outstanding equity securities.

     3.   Microsoft Covenants.
          -------------------

          3.1  Standstill. Microsoft covenants that prior to the fifth
               ----------
anniversary of the Series C Original Issue Date, it will not, unless the prior written consent of the Company has been obtained, acquire, or permit any subsidiary of Microsoft to acquire, by purchase or otherwise, beneficial ownership (which term shall include for the purposes of this Agreement, without limitation, direct or indirect ownership or any direct or indirect ability to influence voting) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any security convertible into, exchangeable for or exercisable for or that may become any Voting Securities or any other right to acquire Voting Securities.

          3.2  Proxy Solicitations. Microsoft covenants that prior to the fifth
               -------------------
anniversary of the Series C Original Issue Date, it will not, acting by itself or with others, participate in any proxy solicitation or election contest, make any proposal for any acquisition of the Company unless solicited by the Company's Board of Directors, propose any matter for submission to a vote of the Company's stockbrokers, or take related or similar actions. Neither Microsoft nor any affiliated entity shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, voting or disposing of Voting Securities.

          3.3  Voting. Microsoft covenants that, to the extent that the Series
               ------
C Stock enjoys any voting rights under law, it will vote all shares it holds in the Company in favor of all director-nominees nominated by the Company's Board of Directors. On all other matters (other than a proposed amendment of the terms of the Series C Shares), Microsoft will vote in accordance with the recommendation of the Company's Board of Directors. If Microsoft has voting rights, its representative will be present, in person or by proxy, at all meetings of the Company's stockholders, so that Microsoft's shares can be counted for the purpose of determining the presence of a quorum. Microsoft will not subject Microsoft's shares to any voting trust or other voting agreement. Microsoft covenants that prior to the fifth anniversary of the Series C Original Issue Date, it will not, unless the prior written consent of the Company has been obtained, acquire, or permit any subsidiary of Microsoft to acquire, by purchase or otherwise, any equity securities of the Company.

          3.4  Hedging. Microsoft covenants that prior to the date 90 days
               -------
following the Series C Original Issue Date, it shall not engage in any hedging or similar strategies with respect to the Company's securities.

          3.5  Minimum Holding Period. Microsoft covenants that prior to the
               ----------------------
second anniversary of the Series C Original Issue Date, it shall not transfer any of the Series C Shares or the shares of Common Stock issuable upon conversion of the Series C Shares.

     4.   Company's Repurchase Right.
          --------------------------

          4.1  Grant. The Company shall have the right, at any time after two
               -----
years following the Series C Original Issue Date, to repurchase the Series C Shares at the market value of the Common Stock into which the Series C Shares are then convertible (the "Repurchase Right"). In lieu of exercising such Repurchase Right and subject to compliance with all regulatory requirements, the Company may require that all or part of the Series C Shares be converted into Common Stock at the then applicable Conversion Price and in accordance with the Certificate.

          4.2  Exercise of the Repurchase Right. The Repurchase Right shall be
               --------------------------------
exercisable by written notice delivered to Microsoft. The notice shall indicate the number of Series C Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Microsoft shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Series C Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates, pay to Microsoft in cash or cash equivalents the repurchase price pursuant to Section 4.1.

     5.   Company's Right of First Refusal.
          --------------------------------

          5.1  Grant. The Corporation shall have a right of first refusal (the
               -----
"First Refusal Right") exercisable in connection with any proposed transfer of the Series C Shares. For purposes of this Section 5, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Microsoft, but shall not include any of the permitted transfers under clauses (i), (iii) and (v) of Section 2.

          5.2  Notice of Intended Disposition. In the event Microsoft desires
               ------------------------------
to sell all or any part of the Series C Shares or to accept a bona fide third-party offer for the transfer of any or all of such Series C Shares (the Series C Shares subject to such offer to be hereinafter called the "Target Shares"), Microsoft shall promptly (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror or that the sale is to be made into the public market, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Section 2.

          5.3  Exercise of Right. The Company shall, for a period of thirty
               -----------------
(30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms and conditions as those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Microsoft prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Microsoft shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. If the Disposition Notice is with respect to a sale into the public market, then the price payable by the Company upon exercise of the right of first refusal shall be the average closing price for the Company's Common Stock from and including the date of the Disposition Notice through the date of the Exercise Notice.

          5.4  Non-Exercise of Right. In the event the Exercise Notice is not
               ---------------------
given to Microsoft within thirty (30) days following the date of the Company's receipt of the Disposition Notice, Microsoft shall have a period of forty-five
(45) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 2, and provided further, that if the sale or disposition is a sale into the public market, the shares may be sold at any price obtained in such market. In the event Microsoft does not effect such sale or disposition of the Target Shares within the specified forty-five (45) day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Microsoft.

          5.5  Partial Exercise of Right. In the event the Company makes a
               -------------------------
timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Microsoft shall have the option, exercisable by written notice to the Company delivered within five (5) days after Microsoft's receipt of the Exercise Notice, to effect the sale of those Target Shares not repurchased by the Company to the third-party offeror, subject to the restrictions contained herein. In the event Microsoft does not effect such sale or disposition of the Target Shares within a period of forty-five (45) days thereafter, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Microsoft.

     6.   Legend. To assist in effectuating the provisions of this
          ------
Agreement, Microsoft hereby consents to the placement of the following legend on all certificates certifying ownership of any securities purchased by Microsoft pursuant to the Preferred Stock Purchase Agreement until such securities have been sold, transferred or disposed of pursuant to the requirements of this
Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT IMPOSING RESTRICTIONS ON THE VOTING AND DISPOSITION OF SUCH SECURITIES, INCLUDING A RIGHT OF FIRST REFUSAL AND REPURCHASE IN FAVOR OF THE ISSUER. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF INPRISE CORPORATION."

     7.   General Provisions.
          ------------------

          7.1  Assignment. Except as provided in Section 2 above, no party to
               ----------
this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement.

          7.2  Third Parties. Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          7.3  Governing Law and Venue. This Agreement shall be governed by and
               -----------------------
construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

          7.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5  Headings. The headings and captions used in this Agreement are
               --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          7.6  Notices. All notices, requests, demands or other communications
               -------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

               If to Microsoft:     Microsoft Corporation

                                    One Microsoft Way
                                    Redmond, WA 98052-6399
                                    Attention: Robert A. Eshelman
                                    Telephone No.: (425) 936-7520
                                    Facsimile No.: (425) 869-1327

               If to Inprise:       Inprise Corporation
                                    100 Enterprise Way
                                    Scotts Valley, CA 95066-3249
                                    Attention: JoAnne M. Butler
                                    Telephone No.: (831) 431-4643
                                    Facsimile No.: (831) 431-4171

               With a copy to:      Gray Cary Ware & Freidenrich LLP
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301-1825
                                    Attention: Peter M. Astiz
                                    Telephone No.: (650) 833-2036
                                    Facsimile No.: (650) 327-3699

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section.

          7.7  Attorneys' Fees. If any action at law or in equity is necessary
               ---------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

          7.8  Adjustments for Stock Splits, Etc. Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

          7.9  Aggregation of Stock. All shares held or acquired by affiliated
               --------------------
entities or persons shall be aggregated together for the purpose of determining rights and obligations under this Agreement.

          7.10 Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Microsoft. Any amendment or waiver effected in accordance with this Section shall be binding upon Microsoft and Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

          7.11 Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          7.12 Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"COMPANY"                                       "MICROSOFT"

INPRISE CORPORATION                             MICROSOFT CORPORATION

By: /s/ JAY R. LEITE                            By: /s/ PAUL MARITZ
    ----------------                                ---------------
    Jay R. Leite                                    Paul Maritz
    Chief Financial Officer                         Vice President